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                                   EXHIBIT 10









                             ASSET SALE AND PURCHASE

                                    AGREEMENT

                                     BETWEEN

                              THE PROCTER & GAMBLE
                                    COMPANY,

                        THE PROCTER & GAMBLE DISTRIBUTING
                                     COMPANY

                                       AND

                           ZILA PHARMACEUTICALS, INC.














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                                    PREAMBLE

This is an ASSET SALE AND PURCHASE AGREEMENT, made November 5, 1997, between The Procter & Gamble Company and The Procter & Gamble Distributing Company, Ohio corporations ("Seller"), and Zila Pharmaceuticals, Inc., a Nevada corporation ("Buyer"). Each of Seller and Buyer may hereafter be referred to as a "Party" or collectively as "Parties."

This agreement ("Agreement") sets forth the terms and conditions upon which Seller will sell to Buyer, and Buyer will purchase from Seller and/or its appropriate Affiliates, the Business (as hereinafter defined).

In consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the signatories hereto agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

As used in this Agreement, each of the following terms shall have the following meanings:

1.01     "ACQUIRED ASSETS" means only the following assets:

         (a)      the Books and Records ;

         (b) trademarks (hereinafter "Trademarks") of the Business specifically as set forth on Schedule 1.01(b), except as set forth on, or limited by, Schedule 1.01(b)(i).

         (c)      Intellectual Property;

         (d) claims, rights and benefits of Seller arising after Closing pursuant to the Contracts in Schedule 1.01(d);

         (e) the Technology, except as stated in the Technology License Agreement ;

         (f) Product registrations and/or health registrations (federal, state and/or local) respecting the Products listed in Schedule 1.01(f) (the "Registrations");

         (g)      molds for the Product bottle and cap;

         (h)      the Inventory; and

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         (i)      goodwill exclusively related to the Business not otherwise specifically identified herein.

         Notwithstanding the above, the Acquired Assets do not include any of the Excluded Assets.

1.02 "ACTION" means any dispute, controversy, claim, action, litigation, suit, cause of action, arbitration, mediation, or any proceeding by or before any court, arbitrator, mediator or Governmental Entity, or any investigation, subpoena, or demand preliminary to any of the foregoing.

1.03 "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Control," whether or not capitalized, means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

1.04 "ANTITRUST LAWS" means the United States, and relevant foreign equivalents of the following: the Sherman Act, Clayton Act, Robinson-Patman Act, Hart-Scott Rodino Antitrust Improvements Act, Federal Trade Commission Act, and all other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws (whether foreign, federal, state, provincial, local or other) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.05 "ASSUMED LIABILITIES" means the following liabilities, whether known or unknown, accrued or contingent, direct or indirect:

         (a) all liabilities arising out of or related to the operation of the Business or ownership of the Acquired Assets after the Effective Time;

         (b) all liabilities for product liability and product warranty for Products of the Business sold after the Effective Time or manufactured by or for the Buyer or

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                  its successors before and after the Effective Time, except as set forth in the Transitional Supply Agreement;

         (c) all liabilities for Taxes arising out of or relating to the operation of the Business for periods after the Effective Time;

         (d) all liabilities and obligations of the Buyer as set forth in the Transaction Documents;

         (e) upon termination of the Transitional Supply Agreement, liabilities to suppliers for materials to the extent exclusively related to the Business and ordered in the ordinary course of business prior to the termination of the Transitional Supply Agreement, but delivered to Buyer or its designee thereafter;

         (f) all liabilities of Seller arising after the Effective Time pursuant to the Contracts summarized in Schedules 1.01(b)(i) and 1.01(d), except to the extent that the third party is willing to release Seller of its obligations under those Contracts; and

         (g) all liabilities for returns (returned in accordance with Seller's then current returns policy) of Products sold by P&G prior to the Closing Date ("Returns of Seller's Products") to the extent that the credits to be granted in response to the Returns of Seller's Products plus reasonable costs of destruction of returned goods (the "Returns Amount") exceed fifty-thousand ($50,000.00) U.S. dollars and to the extent that the Returns of Seller's Products are first received by Seller or Buyer on or after the end of the third calendar month following the Closing Date; and all liabilities for returns of Products sold on or after the Closing Date without limitation.

1.06     "ASSUMPTION AGREEMENT" means that agreement in the form attached as
         Exhibit 1.06, between Seller and Buyer, to be executed as of Closing, dealing with the assumption by the Buyer of the Assumed Liabilities and the assignment by Seller of their interests under the Contracts.

1.07 "AUTHORIZATION" means any legally required consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Governmental Entity under any Antitrust Laws, including, without limitation, any legally required filing

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         with any Governmental Entity and the subsequent expiration of any legally required waiting period under any Antitrust Laws.

1.08 "BOOKS AND RECORDS" means books, records and other documents (including without limitation customer and supplier lists; distribution lists; mailing lists; sales materials; operating, production and other manuals; specifications; process drawings; manufacturing and quality control records and procedures exclusively used in the Business, existing at the Effective Time and owned by Seller at the Effective Time.

1.09 "BUSINESS" means the manufacturing, packaging, distributing, marketing and selling of the Products under one or more of the Trademarks in the Geography. The assets and liabilities of the Business consist, respectively, of the Acquired Assets and the Assumed Liabilities.

1.10 "BUSINESS DAY" means any day on which commercial banks in New York City are open for business providing substantially all services offered by such banks.

1.11 "CLOSING" means the closing of the transactions contemplated by this Agreement in accordance with the terms and upon the conditions set forth in this Agreement.

1.12 "CLOSING DATE" means the date on which the Closing occurs, as provided in Section 3.03 of this Agreement.

1.13 "CONTRACTS" means those contracts and agreements (except Intercompany Contracts) exclusively used in the Business to the extent they are freely assignable by Seller without the consent of any third party or such consent has been obtained, or denied, prior to Closing.

1.14     "EFFECTIVE TIME" means 5:00 p.m. EST on the Closing Date.

1.15 EXCLUDED ASSETS" means any and all assets not expressly listed as Acquired Assets, whether or not used in the Business, including, but not limited to, the following:


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         (a)      cash, cash equivalents (or similar investments) and accounts receivable of the Business;

         (b) insurance policies of Sellers pertaining to the Business and all rights of Sellers of every nature and description under or arising out of such insurance policies;

         (c) claims for refunds of Taxes paid by Sellers or their respective Affiliates;

         (d)      all rights of Sellers by virtue of the Transaction Documents;

         (e) All machinery and equipment owned or leased by Sellers, unless listed as Acquired Assets;

         (f)      Peridex trademarks not listed on Schedule 1.01(b); and

         (g) any and all assets not expressly listed as Acquired Assets, whether or not used in the Business.

1.16 "EXCLUDED LIABILITIES" means liabilities of Seller that are not Assumed Liabilities, including Returns Amounts of fifty-thousand ($50,000.00) U.S. dollars or less for Returns of Seller's Products that are first received by Seller or Buyer before the end of the third calendar month following the Closing Date.

1.17 "FINANCIAL INFORMATION" means that information related to inventory levels described or set forth in Schedule 1.17.

1.18     "GEOGRAPHY" means the United States and Canada.

1.19 "GOVERNMENTAL ENTITY" means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board or bureau or body or other governmental authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state, provincial, local or other.

1.20 "INTELLECTUAL PROPERTY" means the Trademarks and such other trade names, service marks, brand names, copyrights, advertising and promotional materials, slogans, rights to trade dress and designs as are owned as of the date hereof by Seller and are

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         exclusively used in the Business, as well as all the registrations and applications, if any, for the foregoing.

1.21 "INTERCOMPANY CONTRACTS" means all contracts and agreements between or among Seller and its Affiliates.

1.22     "INVENTORY"  means certain inventory of finished goods of Products.

1.23 "KNOWLEDGE OF" means, whether or not capitalized, in the case of an entity, the actual knowledge of the officers of such entity or, in the case of an individual, the actual knowledge of such individual, in either case as of the date of the representation, warranty or other statement.

1.24 "MATERIAL" and its variations mean, with respect to an event, circumstance or condition, that such event, circumstance or condition, individually or in the aggregate, has an adverse effect upon the assets, financial condition or earnings of the Business, costing the aggrieved party more than $100,000 (One Hundred Thousand U.S. Dollars).

1.25 "PERSON" means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

1.26 "PRODUCTS" means the prescription oral rinse containing 0.12% chlorhexidine gluconate specially formulated to kill bacteria associated with gum disease bearing the Trademarks.

1.27 "PURCHASE PRICE" means US$ 12,000,000.00 (Twelve Million United States Dollars), plus the estimated inventory value as set forth in Section 2.01, payable US$ 6,000,000.00 (Six Million United States Dollars) plus estimated inventory value in cash at Closing; US $4,000,000.00 (Four Million United States Dollars) due to Seller within 180 days after Closing; US $1,000,000.00 (One Million United States Dollars)

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         due to Seller twelve months after Closing; and US $1,000,000.00 (One
         Million United States Dollars) due twenty-four months after Closing.

1.28 "TAXES" means all foreign, federal, state, provincial, local or other taxes, fees, levies, duties or other assessments or charges of whatever kind (including without limitation, income, excise, stamp, transfer, property, value added, real estate, sales, payroll, gains, gross receipts, withholding, and franchise taxes imposed by the United States or any state, county or local government, subdivision or agency thereof, or any other jurisdiction outside the United States. This definition shall include any interest, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges.

1.29 "TECHNOLOGY" means the United States IND and NDA for the Product, formulation, manufacturing, quality assurance, and packaging procedures and all the procedures to make and market the Product, safety, clinical, statistical studies and all other Product-related studies and their results, published and unpublished studies and their results, trade secrets exclusively related to the Product, process knowledge and technological and manufacturing know-how, and developmental studies and the results, in all cases, including any updates, additions or changes thereto, and in all cases to the extent these items are exclusively related to the Product. "Technology License Agreement" means that Agreement wherein Buyer grants to Seller certain rights related to the Technology.

1.30 "TRADEMARKS" means those trademarks, registrations and applications therefor set forth in Schedule 1.01(b), as modified or limited by
         Schedule 1.01(b)(i).

1.31 "TRADEMARK ASSIGNMENTS" means the assignments of the Trademarks, which will be in the form agreed to by Seller and Buyer, to Buyer from Seller.

1.32 "TRANSACTION DOCUMENTS" means collectively (a) this Agreement; (b) the Trademark Assignments; (c) the Transition Supply Agreement; (d) the Assumption Agreement, (e) the Technology License Agreement, and (f) the Transition Services Agreement. The phrase "the consummation of the transaction contemplated by this Agreement" or such

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         similar phrases shall include the execution and delivery of the
         Transaction Documents.


0.1 "TRANSFER TAXES" means all sales, use, transfer, value added, goods and services, recording, registration, intangible, documentary, stamp and similar taxes or fees (including recording fees for deeds, leases, security interests, bills of sale, assignments and other documents) imposed or made payable by any Governmental Entity in connection with the transactions contemplated by the Transaction Documents.


1.34 "TRANSITION SERVICES AGREEMENT" means the agreement, in the form attached as Schedule 1.34, between Buyer and Seller's appropriate Affiliate, to be executed as of the Closing, dealing with the short-term services to be provided by Seller to Buyer.

1.35 "TRANSITION SUPPLY AGREEMENT" means the agreement, in the form attached as Schedule 1.35, between Buyer and Seller, to be executed as of the Closing, dealing with the short-term manufacture by Seller or one of Seller's appropriate Affiliates of Products.

1.35 "WESTERN EUROPE" means the territories and countries: United Kingdom, Ireland, Scotland, France, Spain, Portugal, Italy, Switzerland, Belgium, Holland, Germany, Denmark, Sweden, Norway, Luxemburg, Greece, Poland, Finland, Austria, Andorra, Liechtenstein, Monaco and Republic of San Marino, plus the European Union and its associated states as may be added from time to time.

1.36 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

                                                             Location
                  "AAA"                                   Section 9.03(d)
                  "AGREEMENT"                             Preamble
                  "BUYER"                                 Preamble
                  "BUYER'S ASSERTION"                     Section 9.01(b)
                  "CLAIM"                                 Section 9.03(a)

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"CONFIDENTIALITY AGREEMENT"                     Section 6.04
"EVALUATION MATERIALS"                          Section 6.04
"LOSSES"                                        Section 9.01(a)
"RETURNS AMOUNTS"                               Section 1.05
"RETURNS OF SELLER'S PRODUCTS"                  Section 1.05
"SELLER"                                        Preamble
"SELLER'S ASSERTION"                            Section 9.02(b)
"TAX RECORDS"                                   Section 6.11
"TECHNOLOGY LICENSE AGREEMENT"                  Section 1.29




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                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

2.01 PURCHASE PRICE. A description of the details of the Purchase Price, as agreed to by Seller, Seller's appropriate Affiliates and Buyer prior to the Closing, is set forth in Schedule 2.01. Seller, Seller's appropriate Affiliates and Buyer and its Affiliates will not take a position in any forum that is inconsistent with the details set forth in Schedule 2.01, including without limitation taking an inconsistent position on any Tax return, before any Governmental Entity charged with the collection of any Tax, or in any Action relating to any Tax.

2.02 DELIVERY OF PURCHASE PRICE. In accordance with the terms and upon the conditions of this Agreement, and in consideration of the sale of the Acquired Assets to Buyer by Seller and its appropriate Affiliates, at the Closing, Buyer will deliver to Seller the Purchase Price, in accordance with the payment terms specified in Section 1.27, in immediately available funds by wire transfer to an account or accounts specified by Seller.

2.03 SALE AND PURCHASE OF THE BUSINESS. In accordance with the terms and upon the conditions of this Agreement, at the Closing, Seller and its appropriate Affiliates will sell, convey, assign, transfer and deliver to Buyer the Acquired Assets and Assumed Liabilities, and Buyer will purchase, acquire, accept and assume, the Acquired Assets and Assumed Liabilities.




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                                   ARTICLE III
                                     CLOSING

3.01 ACTIONS TO BE TAKEN AT CLOSING. At the Closing, the following actions will be taken:

         (a) Seller and/or Seller's appropriate Affiliates, will deliver to Buyer, duly executed, the following:

                  (i) a bill of sale in a form reasonably acceptable to Seller, Sellers Affiliates and Buyer for those Acquired Assets that will not be transferred pursuant to specific documents described elsewhere in this
                           Section 3.01(a);

                  (ii) a certificate by an officer of Seller, in a form reasonably acceptable to Seller and Buyer, to the effect that, to the Knowledge of such officer, the warranties and representations set forth in Article IV of this Agreement are true and correct as of Closing;

                  (iii) the Trademark Assignments, except to the extent that formalities outside the U.S. require more time to complete these assignments;

                  (iv) a receipt for the Purchase Price in a form reasonably acceptable to Seller, Seller's appropriate Affiliates and Buyer;

                  (v) certified copies of any resolutions by Seller's board of directors, or any other necessary corporate actions of Seller, authorizing the execution and performance of this Agreement and the consummation of the transactions contemplated hereby; and

                  (vi) such other documents as are, in the reasonable opinion of counsel for Seller and Buyer, necessary or desirable to transfer the Assumed Liabilities and Acquired Assets to Buyer.

         (b)      Buyer will deliver to Seller, duly executed, the following:

                  (i) a certificate by an officer of Buyer, in a form reasonably acceptable to Seller, Seller's appropriate Affiliates and Buyer, to the effect that, to the Knowledge of such officer, the warranties and representations set forth in Article V of this Agreement are true and correct as of the Closing;

                  (ii)     the Purchase Price, delivered as described in Section
                           2.02;

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                  (iii)    a receipt for the Acquired Assets in a form
                           reasonably acceptable to Seller, Seller's appropriate Affiliates and Buyer;

                  (iv) certified copies of any resolutions by Buyer's board of directors, or any other necessary corporate actions of Buyer and its Affiliates, authorizing the execution and performance of this Agreement and the consummation of the transactions contemplated hereby; and

                  (v) such other documents as are, in the reasonable opinion of counsel for Seller and Buyer, necessary or desirable to transfer the Assumed Liabilities and Acquired Assets to Buyer.

         (c) Seller and Buyer concurrently will duly execute and deliver to each other:

                  i) certificates of incumbency for all officers executing documents in connection with the Transaction Documents;

                  ii)      the Transition Services Agreement;

                  iii)     the Technology License Agreement;

                  (iv)     the Transition Supply Agreement; and

                  (v)      the Assumption Agreement.

3.02 INTERDEPENDENCE. The transfers and deliveries described in this Article III are mutually interdependent and are to be regarded as occurring simultaneously as of the Effective Time. Unless agreed to in writing by both Seller and Buyer, no such transfer or delivery will become effective until all other transfers and deliveries provided for in this
         Article III have also become effective.

3.03 TIME AND PLACE OF CLOSING. The Closing shall take place on November 5, 1997 at the offices of Buyer.



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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and/or Seller's appropriate Affiliates represent and warrant that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing.

4.01 AUTHORITY. Seller and/or Seller's appropriate Affiliates have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate proceedings on the part of Seller and/or Seller's appropriate Affiliates that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have occurred, and, assuming proper execution and delivery by Buyer, this Agreement is enforceable against Seller and/or Seller's appropriate Affiliates in accordance with its terms and the Transaction Documents will be enforceable upon execution and delivery to Buyer, in each case, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief.

4.02 FINANCIAL INFORMATION. To the Knowledge of Seller and/or Seller's appropriate Affiliates, the Financial Information on Schedule 1.17 is in accordance with the books and records of Seller and/or Seller's appropriate Affiliates (except for non-Material errors or omissions). SELLER AND/OR SELLER'S APPROPRIATE AFFILIATES MAKE NO WARRANTIES OF ANY TYPE WITH RESPECT TO ANY PORTION OF THE FINANCIAL INFORMATION THAT IS A PROJECTION.

4.03 FINDER'S FEES AND COMMISSIONS. Neither Seller and/or Seller's appropriate Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

4.04 AUTHORIZATIONS. No Authorization is needed by Seller and/or Seller's appropriate Affiliates for the execution, delivery, or performance of this Agreement and the

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         consummation of the transactions contemplated hereby, except where the failure to obtain such Authorization will not have a Material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

4.05 INFRINGEMENT. Except to an extent not Material, Seller and/or Seller's appropriate Affiliates' use of the Trademarks in the Geography does not infringe any trademark of any third Person.

4.06 LITIGATION AND CLAIMS. There is no Action pending or, to the Knowledge of Seller and/or Seller's appropriate Affiliates, threatened against or involving Seller and/or Seller's appropriate Affiliates arising out of Seller and/or Seller's appropriate Affiliates' operation of the Business or affecting the Acquired Assets or which questions or challenges the validity of this Agreement or any action to be taken pursuant hereto, except as set forth in Schedule 4.06, or where such litigation will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

4.07 ORGANIZATION AND GOOD STANDING. Seller and/or Seller's appropriate Affiliates are corporations duly organized, validly existing, and in good standing under the laws of its state of Ohio and is duly authorized to do business therein, with full corporate power to own their properties and conduct the Business as presently conducted by them, except where not Material.

4.08 TITLE TO ACQUIRED ASSETS. Seller and/or Seller's appropriate Affiliates have and will convey to Buyer good and marketable title to all of the Acquired Assets used in the Business in the Geography free and clear or any Material security interests, liens, pledges, claims, charges, options or other encumbrances.

4.09 VIOLATIONS/BREACHES. To the Knowledge of Seller and/or Seller's appropriate Affiliates, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate any law, rule or regulation or order, judgment, or decree binding on Seller and/or Seller's appropriate Affiliates and will not

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          result in a breach of any term of the certificate of incorporation, code of regulation or by-laws of Seller and/or Seller's appropriate Affiliates or of any contract, agreement or other instrument to which Seller and/or Seller's appropriate Affiliates is a party, except where not Material.

4.10 INVENTORY. All inventories of the Business to be purchased by Buyer hereunder are good, usable and of a quality and quantity which are saleable in the ordinary course of business for the purpose which is intended.



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                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing.

5.01 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate proceedings on the part of Buyer or its Affiliates that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have occurred, and, assuming proper execution and delivery by Seller, this Agreement is enforceable against Buyer in accordance with its terms and the Transaction Documents will be enforceable upon execution and delivery to Seller, in each case subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief.

5.02 FINDER'S FEES AND COMMISSIONS. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

5.03 FUNDING. Buyer has sufficient unrestricted, non-contingent funding to enable Buyer to deliver the Purchase Price in the manner required and specified in Section 2.02.

5.04 AUTHORIZATIONS. No Authorization is needed by Buyer for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such Authorization will not have a Material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.


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5.05     LITIGATION AND CLAIMS. There is no Action pending or, to the Knowledge of Buyer, threatened against or involving Buyer which questions or challenges the validity of this Agreement or any action to be taken pursuant hereto, except as will not have a Material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

5.06 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and is duly authorized to do business therein.

5.07 VIOLATIONS/BREACHES. To the Knowledge of Buyer, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate any law, rule or regulation or order, judgment, or decree binding on Buyer and will not result in a breach of any term of the certificate of incorporation or by-laws of Buyer or its Affiliates or of any contract, agreement or other instrument to which Buyer or its Affiliates is a party, except such violations as will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.


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                                   ARTICLE VI
                                    COVENANTS

6.01 OPERATION OF THE BUSINESS PRIOR TO CLOSING. Except for actions taken pursuant to the prior written consent of Buyer, Seller from the date of this Agreement until the Closing will:

         (a)      conduct the Business in the ordinary course;

         (b) continue to meet the contractual obligations of, and pay obligations relating to, the Business as they mature in the ordinary course; and

         (c) maintain in the ordinary course the business relations of Seller with their suppliers, business customers and other with whom they have business relations in connection with the Business.

6.02     EFFORTS TO CLOSE.

         (a) Seller and Buyer will use all commercially reasonable efforts to cause all of the conditions, as specified in Articles VII and VIII of this Agreement, to the obligations of the others to consummate the transactions contemplated hereby to be met as soon as practicable after the date of this Agreement.

         (b) Seller and Buyer will each use its best efforts to obtain, as soon as practicable, the Authorizations that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain such Authorizations.

6.03 BULK TRANSFER LAWS. Buyer waives compliance by Seller with any laws relating to bulk transfers and bulk sales applicable to the transactions contemplated by this Agreement.

6.04     CONFIDENTIALITY.

         (a) Except to the extent contrary to the terms of this Agreement, the terms of the Confidentiality Agreement dated June 4, 1997 and May 23, 1997 between Seller and Buyer (the "Confidentiality Agreement") are hereby incorporated by reference and will continue in full force and effect until the Closing, at which time such Confidentiality Agreement will terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) which relates to the Business. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement will continue in full force and effect in accordance with its terms. Under all circumstances, the Confidentiality Agreement will continue in full force and effect with respect to that portion of the Evaluation Material not related to the Business.

         (b) Except as otherwise expressly permitted by this Agreement, Seller, Buyer and their Affiliates will not disclose the terms of the Transaction Documents to any Person other than such directors, officers, shareholders, employees and attorneys of Seller, Buyer, their Affiliates and their financial advisors, or such other Persons acting on behalf of or in the interests of Seller, Buyer and their Affiliates to whom disclosure of the terms of this Agreement is necessary for the consummation of the transactions contemplated hereby or the operation of the Business. Any disclosure permitted by this Section 6.04(b) will be made on a confidential basis.

         (c) Notwithstanding anything to the contrary in this Agreement, Seller, Buyer and their Affiliates may disclose the terms of this Agreement to any Person, whether by providing such Person with photocopies of all or portions thereof or otherwise: (i) to the extent required by applicable laws, rules or regulations; (ii) as may be required in the reasonable opinion of Seller, Buyer, or their Affiliates, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement; or (iii) as may be required, in the reasonable opinion of Seller, Buyer, or their Affiliates, as the case may be, in the defense of Seller, Buyer, or their Affiliates in any Action.

         (d) If this Agreement is, for any reason, terminated prior to the Closing, Buyer will promptly return to Seller all copies of Evaluation Material in its possession or in the possession of any Person acting on behalf of or in the interests of Buyer or its Affiliates; provided, however, that the portion of the Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Buyer or its Affiliates or any Person acting on their behalf of in their interest will be destroyed and such destruction will be confirmed in writing to Seller.

         (e) Any press releases, public announcements or similar publicity with respect to this Agreement or the transactions contemplated hereby must be approved by both Seller and Buyer in advance, provided that such approval may not be unreasonably withheld or delayed, and further provided that nothing herein will prevent Seller or Buyer or their Affiliates, upon reasonable notice to the other, from making public announcements to comply with the requirements of law or any listing agreement with any national securities exchange or to inform their respective employees of the transactions contemplated by this Agreement.

6.05 COOPERATION IN LITIGATION. Seller and Buyer will, in the defense of any third-party Action relating to the Business, make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business reasonably necessary to permit the effective defense or investigation of such Action. If information other than that pertaining to the Business is contained in such records, Seller and Buyer will either agree that such information may be omitted or redacted by the producing party, or will enter into appropriate secrecy commitments to protect such information.

6.06 COOPERATION IN TAX MATTERS. Seller and Buyer will make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business reasonably necessary in connection with the filing of any Tax return, amended return or claim for refund; determining a liability for Taxes or a right to refund for Taxes; or in conducting an audit or other proceeding in respect of Taxes.

6.07 COOPERATION OF THIRD PERSONS. Where the cooperation of third Persons such as insurers or trustees would be necessary in order for a party to completely fulfill its obligations under this Agreement the Transaction Documents, such party will use all reasonable efforts to cause such third Persons to provide such cooperation.

6.08 EXPENSES. Buyer shall pay all expenses, including all taxes, relating to the transfer of the registrations for the Trademarks specified in
         Schedule 1.01(b). Buyer shall pay all expenses involved with preparation of deeds of assignment for the Trademarks and the assignment of the Trademarks. Buyer agrees to pay all Trademark expenses incurred after the Closing. Buyer will assume management of the Trademarks at Closing. Seller will cooperate with Buyer in executing the deeds of assignment, however, in no event shall Seller be obligated to execute deeds of assignment later than six (6) months after Closing. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of Seller and Buyer shall bear its own costs and expenses, except that all Taxes and Transfer Taxes in connection with the transactions contemplated by this Agreement (except Taxes on the income of Seller) will be borne by Buyer.

6.09 INTELLECTUAL PROPERTY ASSIGNMENT RECORDATION. Seller will, at Buyer's cost and expense, arrange for the drafting and notarization, authentication, legalization, and/or consularization (as may be required) of the Trademark Assignments. It is the Buyer's sole responsibility to record or cause to be recorded such documents with the appropriate authorities.

6.10 ADDITIONAL DOCUMENTS. Except as stated elsewhere in this Agreement, from time to time after the Closing, Seller and Buyer will execute and deliver, without further consideration, such documents as any of them may reasonably request, in such form as may be appropriate, if necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement.


6.11 TAX RECORDS. Buyer will preserve and keep all Books and Records received from Seller relating to Tax matters of the Business ("Tax Records") until the expiration of the appropriate statutes of limitations with respect to such Tax matters or seven (7) years, whichever is longer. Until such expiration, representatives of Seller will, upon reasonable notice, have access to such Tax Records during normal business hours to, examine, inspect and copy them.

6.12 USE OF SELLER'S NAME OR REPUTATION/PACKAGING MATERIALS. Except as specifically set forth herein, Buyer will not operate the Business utilizing, based on or taking advantage of the name, reputation or corporate goodwill of Seller. Except as otherwise provided in the Transitional Supply Agreement, Buyer will cease use of packaging, advertising, sales and promotional materials bearing any of Seller's corporate names, product identification numbers or consumer information telephone numbers beginning three (3) months after the Closing, or such shorter period if limited by the requirements of any law or regulation. Buyer will incur cost for art work, proofs, plates, stickering and other associated costs. Buyer will maintain quality standards for Products at least equal to those maintained by Seller at the time of the Closing for so long as Buyer continues to use any packaging, advertising, sales or promotional materials bearing the corporate names, product identification numbers or consumer information telephone numbers of Seller.

6.13 CONSENT TO ASSIGN. Prior to Closing, Seller will use commercially reasonable efforts to obtain the consent of any third-party to any Contract to the extent exclusively related to the Business, which consent is required for the assignment of any such contract or any portion thereof from Seller to Buyer. At Closing, Seller will assign all contracts for which consent has been obtained and Buyer shall assume all obligations and liabilities related thereto.

6.14 ADDITIONAL RECORDS. Within a reasonable time after Closing, Seller shall provide to Buyer books, records or other documents, if any, which are not exclusively related to the Business but which are necessary for the operation of the Business. Seller may redact from such copies any information which does not relate to the Business and Buyer shall have the right to use such copies in connection with its operation and ownership of the Business.

6.15 PRODUCT RETURNS. Buyer shall not encourage Returns of Seller's Products out of the ordinary course of Business.

6.16 NOTIFICATION OF CUSTOMERS. Seller agrees to cooperate with Buyer, at Buyer's request, in the notification to customers of the Business of the transactions contemplated by this Agreement. Such notification (the "Joint Notice") shall be in such form as is reasonably satisfactory to Buyer and Seller. Each Party will prepare a notice for their own use which is acceptable to the other Party. The Parties shall cooperate in similar written notification to the managed care organizations referenced in Schedule 1.05(f), and Seller shall undertake reasonable efforts to identify such organizations and provide Buyer, where permitted by the Contracts, a summary of the material terms and conditions of each such Contract.

6.17 FEDERAL AND STATE REBATES. The Parties agree that the rights and responsibilities created by Section 4401 of the Omnibus Budget Reconciliation Act of 1990 (Public Law 101-508) (the "Medicaid Law") and other federal and state rebate programs will be apportioned as follows:

         (a) Reporting. Seller will be responsible for filing with appropriate state and federal agencies all information required by the Medicaid Law and the laws of individual states for Products bearing Seller's NDC Codes. If Buyer enters into an agreement with HCFA or state authorities, Buyer will bear the same responsibility for Products sold by Buyer.

         (b) Rebates. For a period of 12 months after the Closing Date, Seller shall pay, and assumes all other responsibility for, all monies due and owing to applicable federal or state authorities under the Medicaid and state rebate programs or to non-wholesaler customers pursuant to Product discounts or similar agreements for Seller's NDC codes for the Products. For all such monies which become due and owing more than 12 months after the Closing Date, Buyer shall be liable.

         (c) Chargebacks. For a period of 12 months after the Closing Date, Seller shall pay, and assumes all other responsibility for, all monies due and owing to wholesalers arising from Product discount or similar agreements or federal and state government contracts under applicable programs for Seller's NDC codes for the Products. For all such monies which become due and owing more than 12 months after the Closing Date, Buyer shall be liable.

1. SELLER'S RIGHT TO HAVE ACCESS TO THE TECHNOLOGY. Buyer shall give Seller and/or Seller's appropriate Affiliates access to the Technology for Seller's use in Western Europe.

                                   ARTICLE VII
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

All obligations of Seller to sell the Acquired Assets, to transfer the Business, and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Seller in whole or in part without written or oral notice of such waiver to Buyer.

7.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations legally required for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a Material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

7.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

7.03 PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer will have fully performed all commitments required by this Agreement to be performed prior to Closing (except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby) and will have tendered at the Closing the Purchase Price and the documents required in Section 3.01(b) and
         (c).

7.04 BUYER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Buyer contained in this Agreement will be true and correct as of the Closing, except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII
                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

All obligations of Buyer to purchase the Acquired Assets, to assume the Assumed Liabilities, and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Buyer in whole or in part without written or oral notice of such waiver to Seller.

8.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations legally required for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

8.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

8.03 PERFORMANCE OF SELLER'S OBLIGATIONS. Seller will have fully performed all commitments required by this Agreement to be performed prior to Closing, except for those which, in the aggregate are not Material, and will have tendered at the Closing the documents required in Section 3.01(a) and (c).

8.04 SELLER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Seller contained in this Agreement will be true and correct as of the Closing, except for those which, in the aggregate, are not Material.

                                   ARTICLE IX
                         INDEMNIFICATION AND ARBITRATION



9.01     INDEMNIFICATION BY SELLER.

         (a) Subject to the terms and conditions of this Agreement, Seller will defend, indemnify and hold Buyer harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense) of any third-party Action arising out of or related to an Excluded Liability or breach of a representation and warranty or covenant of Seller in this Agreement (collectively called "Losses"); and (ii) all costs and expenses of Buyer (including without limitation reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Buyer under the indemnity provided in this Section 9.01.

         (b) Promptly after receipt by Buyer of notice of any Action in respect of which indemnity may be sought against Seller hereunder (for purposes of this Section 9.01, a "Buyer's Assertion"), Buyer will notify Seller in writing of the Buyer's Assertion, but the failure to so notify Seller will not relieve Seller of any liability it may have to Buyer, except to the extent Seller has suffered actual prejudice thereby. Seller will be entitled to participate in and, to the extent Seller elects by written notice to Buyer within thirty
                  (30) days after receipt by Seller of notice of such Buyer's Assertion, to assume the defense of such Buyer's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Buyer. With respect to any such Buyer's Assertion, Buyer will promptly provide Seller with:
                  (i) notice and copies of any documents served upon Buyer; and
                  (ii) all reasonable cooperation which Seller deems necessary to defend such Buyer's Assertion, including without limitation providing Seller and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Buyer, other than any privileged documents. If business information of Buyer other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Seller may have elected by written notice to assume the defense of any Buyer's Assertion, Buyer will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Buyer, but in such event the fees and expenses of Buyer (above those which would otherwise have been incurred) and such separate counsel will be paid by Buyer.

         (c)      Notwithstanding anything in this Section 9.01 to the contrary:
                  (i) Seller will have no obligation with respect to any Buyer's Assertion if, in connection therewith, Buyer, without the written consent of Seller, settles or compromises any Action or consents to the entry of any judgment; and (ii) Seller will not, without the written consent of Buyer with respect to any Buyer's Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Buyer of a duly executed written release of Buyer from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Buyer; or (B) settle or compromise any Action in any manner that, in the sole judgment of Buyer or its counsel, may materially adversely affect Buyer other than as a result of money damages or other money payments.

         (d) Upon the payment of any settlement or judgment pursuant to this Section 9.01 with respect to any Buyer's Assertion, Seller will be subrogated to all rights and remedies of Buyer against any third party in respect of such Buyer's Assertion to the extent of the amount so paid by Seller.

         (e) The indemnity provided for by this Section 9.01 will be Buyer's exclusive source of recovery against Seller with respect to matters covered hereby.

9.02     INDEMNIFICATION BY BUYER.

         (a) Subject to the terms and conditions of this Agreement, Buyer will defend, indemnify and hold Seller harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense) of any third-party Action arising out of or related to an Assumed Liability or breach of a representation and warranty or covenant of Buyer in this Agreement (collectively called "Losses"); and (ii) all costs and expenses of Seller (including without limitation reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Seller under the indemnity provided in this Section 9.02.

         (b) Promptly after receipt by Seller of notice of any Action in respect of which indemnity may be sought against Buyer hereunder (for purposes of this Section 9.02, a "Seller's Assertion"), Seller will notify Buyer in writing of the Seller's Assertion, but the failure to so notify Buyer will not relieve Buyer of any liability it may have to Seller, except to the extent Buyer has suffered actual prejudice thereby. Buyer will be entitled to participate in and, to the extent Buyer elects by written notice to Seller within thirty
                  (30) days after receipt by Buyer of notice of such Seller's Assertion, to assume the defense of such Seller's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Seller. With respect to any such Seller's Assertion, Seller will promptly provide Buyer with:
                  (i) notice and copies of any documents served upon Seller; and
                  (ii) all reasonable cooperation which Buyer deems necessary to defend such Seller's Assertion, including without limitation providing Buyer and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Seller, other than any privileged documents. If business information of Seller other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Buyer may have elected by written notice to assume the defense of any Seller's Assertion, Seller will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Seller, but in such event the fees and expenses of Seller (above those which would otherwise have been incurred) and such separate counsel will be paid by Seller.

         (c)      Notwithstanding anything in this Section 9.02 to the contrary:
                  (i) Buyer will have no obligation with respect to any Seller's Assertion if, in connection therewith, Seller, without the written consent of Buyer, settle or compromise any Action or consent to the entry of any judgment; and (ii) Buyer will not, without the written consent of Seller with respect to any Seller's Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Seller of a duly executed written release of Seller from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Seller; or
                  (B) settle or compromise any Action in any manner that, in the sole judgment of Seller or their counsel, may materially adversely affect Seller other than as a result of money damages or other money payments.

         (d) Upon the payment of any settlement or judgment pursuant to this Section 9.02 with respect to any Seller's Assertion, Buyer will be subrogated to all rights and remedies of Seller against any third party in respect of such Seller's Assertion to the extent of the amount so paid by Buyer.

         (e) The indemnity provided for by this Section 9.02 will be Seller's and Seller's appropriate Affiliates' exclusive source of recovery against Buyer with respect to matters covered hereby.

9.03     DISPUTE RESOLUTION.

         (a) Any dispute, controversy, claim, action, litigation, suit or cause of action asserted by Seller against Buyer or by Buyer against Seller (a "Claim") arising out of or related to the Transaction Documents, including without limitation any Claim for indemnification pursuant to Article IX hereof or any issue as to whether or not a Claim is arbitrable, will be resolved pursuant to the procedures described in this Section 9.03.

         (b) Should any Claim arise, Seller, Seller's appropriate Affiliates and Buyer will first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after Seller, Seller's appropriate Affiliates and Buyer have each received notice of such Claim, but no later than ten (10) days after such receipt, and will terminate thirty (30) calendar days after such commencement. During negotiations, Seller, Seller's appropriate Affiliates and Buyer will not have the right to any discovery unless agreed to by each of Seller, Seller's appropriate Affiliates and Buyer.

         (c) Any Claim which has not been resolved pursuant to Section 9.03(b) of this Agreement will be referred to good faith negotiations by or among one or more Vice Presidents of Seller, Seller's appropriate Affiliates and Buyer. Such negotiations will commence as soon as practicable after termination of the negotiations described in Section 9.03(b), but not later than ten (10) business days thereafter, and will terminate thirty (30) calendar days after such commencement. During the negotiations, Seller, Seller's appropriate Affiliates and Buyer will not have the right to any discovery unless agreed to by each of Seller, Seller's appropriate Affiliates and Buyer.

         a. Any Claim which has not been resolved pursuant to Section 9.03(c) of this Agreement will be determined by arbitration. The arbitration will be conducted by one arbitrator, who will be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration will be held in Cincinnati, Ohio and will be conducted in accordance with the Commercial Arbitration Rules of the AAA, except that the rules set forth in this Section 9.03(d) will govern such arbitration to the extent they conflict with the rules of the AAA. Seller, Seller's appropriate Affiliates and Buyer will use their best efforts to cause the arbitration to be conducted in an expeditious manner. Seller, Seller's appropriate Affiliates and Buyer will use their best efforts to cause the arbitration to be completed within sixty (60) days after selection of the arbitrator. In the arbitration, Ohio law will govern, except to the extent that those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this Section 9.03(d). There will be no discovery except as the arbitrator will permit following a determination by the arbitrator that the person seeking such discovery has a substantial demonstrable need. All other procedural matters will be within the discretion of the arbitrator. In the event a person fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrator, the arbitrator will fix a reasonable period of time for compliance and, if the person does not comply within said period, a remedy deemed just by the arbitrator, including an award of default, may be imposed. The determination of the arbitrator will be final and binding on the Seller, Seller's appropriate Affiliates and Buyer. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

9.04     DAMAGE LIMITATIONS.

         (a) Notwithstanding anything to the contrary in the Transaction Documents, none of Seller, Seller's Affiliates nor Buyer will be permitted to recover any consequential, indirect, or punitive damages arising out of or related to the Transaction Documents, regardless of the form of the Claim, including without limitation Claims for indemnification, tort, breach of contract, warranty, representation or covenant.

         (b) Seller's and Seller's Affiliates' aggregate liability arising out of or related to the Transaction Documents, except for Excluded Liabilities (Seller's and Seller's Affiliates' liability for which will not be subject to any limitation pursuant to this Section 9.04(b)), regardless of the form of the Claim or Action, including, without limitation, Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant, is limited to the amount by which all liabilities exceed US$ 100,000, and in no event will Seller's and Seller's Affiliates' aggregate liability exceed a total of US $ 800,000.

         (c) Buyer's aggregate liability arising out of or related to this Agreement the Transaction Documents, excluding any liability for the payment of any portion of the Purchase Price, any Tax matters, the purchase price of any Products of the Business purchased by Buyer pursuant to the Transition Supply Agreement and any Assumed Liabilities (Buyer's liability for which will not be subject to any limitation pursuant to this Section 9.04(b)), regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant, is limited to the amount by which all liabilities exceed US$ 100,000, and in no event will Buyer's aggregate liability exceed a total of US$ 800,000.

         (d) In the event any Claim or Action hereunder results in a Tax benefit or is an insured loss to the indemnified Person, the indemnifying Person will be entitled to a credit against any liability thereunder in the amount by which any Taxes of the indemnified Person will be reduced by reason of any deduction or adjustment allowed the indemnified Person for any payment, settlement or satisfaction of such claim, as well as in the amount of and to the extent of any insurance proceeds to which the indemnified Person is entitled. For the purposes hereof, it will be presumed that the maximum possible Tax benefit is derived in the shortest time period possible.





                                    ARTICLE X
                           TERMINATION AND ABANDONMENT


10.01 TERMINATION. This Agreement may be terminated at any time prior to closing:

         (a)      by consent of Seller and Buyer;

         (b) by any of Seller or Buyer if the Closing has not occurred by November 30, 1997, provided that the terminating Person is not then in default hereunder; or

         (c) by any of Seller or Buyer if any Governmental Entity has issued a final, non-appealable order, decree or ruling permanently enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

10.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 10.01 hereof, written notice thereof will promptly be given to all appropriate entities and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Seller or Buyer, and without additional liability of the part of any of them or their Affiliates, directors, officers, shareholders, employees, contractors and agents, except for Sections 6.03, 6.04, 6.05, 6.06, 6.08, and 9.03, and any definitions pertaining thereto, which sections will continue to bind the parties as necessary to effectuate their purpose. Nothing contained in this
         Section 10.02 will release any of Seller or Buyer from liability for any breach of this Agreement prior to its termination.


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



                                   ARTICLE XI
                                  MISCELLANEOUS


11.01 AMENDMENT AND MODIFICATION. The Transaction Documents may be amended, modified, or supplemented only by the written agreement of Seller and Buyer. Seller and Buyer explicitly agree amendments, modifications and supplements to the Transaction Documents need not be executed by any of Seller's appropriate Affiliates, unless their written consent or authorization is considered reasonably necessary by Buyer.

11.02 WAIVER OF COMPLIANCE. Except as otherwise provided in the Transaction Documents, the failure by any Person to comply with any obligation, covenant, agreement or condition under such agreements may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of such agreements will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of such agreements or any part thereof or the right of any person thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be waiver of any other or subsequent breach.

11.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; OTHER MATTERS. Each and every representation and warranty and covenant of Seller or Buyer contained in this Agreement will survive any investigation and will not be extinguished by the Closing, but will survive for a period of six
         (6) months from the Closing Date, except that the Representation and Warranties and covenants as stated in Sections 5.03, 6.04, 6.05, 6.06, 6.08, 6.09, 6.11 and 6.18 shall continue in perpetuity. No party may initiate any Claim nor will any party be responsible for any Action arising out of or related to a breach of a representation or warranty under this Agreement, regardless of the form of the Claim or Action, including, without limitation, indemnification, tort, breach of

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



         contract, warranty or representation, unless such Claim or Action is initiated prior to the expiration of the relevant representation or warranty.

11.04 NOTICES. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the person entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:

         Seller:
               Mailing                           Delivery

               The Procter & Gamble Company      The Procter & Gamble Company
               P.O. Box 599                           One Procter & Gamble Plaza
               Cincinnati, OH  45201             Cincinnati, OH  45202
               ATTENTION: Legal Division, Associate General Counsel-Health Care WITH A COPY TO: Corporate Acquisitions & Divestitures, Director


         Zila Pharmaceuticals, Inc.:

                  Mailing                        Delivery
                  5227 North 7th Street          5227 North 7th Street
                  Phoenix, Arizona 85014-2800    Phoenix, Arizona 85014-2800
                  ATTENTION: Rocco J. Anselmo, President
                  WITH A COPY TO:  Brad Anderson, Vice-President, Treasurer

11.05 EXHIBITS AND SCHEDULES; INCORPORATION BY REFERENCE. The Schedules attached to this Agreement, each when executed and delivered, are incorporated by reference into and made a part of this Agreement. The fact that any document, asset, item, action, entity, event, condition, claim, agreement, or other matter (hereinafter collectively referred to as "Matter") is set forth or described or referred to in any one or more exhibits or schedules will not be construed as a representation, warranty, acknowledgment or admission by any person or as evidence that such Matter is, or may at any time be or have been, Material or in any way significant to the transactions contemplated by this Agreement.

11.06 SUCCESSORS AND ASSIGNS. The Transaction Documents will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neither Seller, Seller's appropriate Affiliates nor Buyer may assign any of the Transaction Documents, or any of their rights or liabilities thereunder, without the prior written consent of the other signatories thereto, provided that Seller, Seller's appropriate Affiliates and Buyer may so assign in whole or in part, to one or more of their Affiliates. Any such assignment will not relieve the Person making the assignment from any liability under such agreements.

11.07 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the signatories hereto with respect to the subject matter thereof and will supersede all previous negotiations, commitments, and writings with respect to such subject matter.

11.08 SEVERABILITY. The illegality or partial illegality of any or all of the Transaction Documents, or any provision thereof, will not affect the validity of the remainder of the such agreements, or any provision thereof, and the illegality or partial illegality of any such agreements will not affect the validity of any such agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes such agreements to no longer contain all of the material provisions reasonably expected by the signatories to be contained therein.

11.09 CAPTIONS. The captions appearing in the Transaction Documents are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of such agreements or any of the provisions thereof.

11.10 COUNTERPARTS. This Transaction Documents may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one agreement.

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


11.11 GOVERNING LAW. The Transaction Documents will be governed by and construed in accordance with the laws of Ohio, whether common law or statutory, without reference to the choice of law provisions thereof.

         IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


THE PROCTER & GAMBLE COMPANY                ZILA PHARMACEUTICALS, INC.



By: /s/ Bruce Byrnes                        By:  /s/ Rocco Anselmo

Name Printed:  BRUCE BYRNES                 Name Printed:   ROCCO ANSELMO

Title:                                      Title:              PRESIDENT





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